Exhibit 2










                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                 By and Between



                            CENTURY ALUMINUM COMPANY





                                       and



                                   GLENCORE AG









Dated as of March 30, 2001

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                                TABLE OF CONTENTS


                                                                        page

Article I CERTAIN DEFINITIONS............................................1

   Section 1.1 Certain Definitions.......................................1

Article II PURCHASE OF SHARES............................................2

   Section 2.1 Purchase of Shares; Closing...............................2

Article III REPRESENTATIONS AND WARRANTIES...............................3

   Section 3.1 Representations and Warranties of the Company.............3
   Section 3.2 Representations and Warranties of the Purchaser...........6

Article IV OTHER AGREEMENTS OF THE PARTIES...............................8

   Section 4.1 Transfer Restrictions.....................................8
   Section 4.2 Furnishing of Information.................................9
   Section 4.3 Notice of Certain Events..................................9
   Section 4.4 Blue Sky Laws.............................................9
   Section 4.5 Integration...............................................9
   Section 4.6 Filing of Reports.........................................9
   Section 4.7 Furnishing of Rule 144A Materials.........................9
   Section 4.8 Solicitation Materials...................................10
   Section 4.9 Matters Affecting Purchaser's Rights.....................10
   Section 4.10 HSR Act Filings.........................................10

Article V CONDITIONS PRECEDENT TO CLOSING...............................10

   Section 5.1 Conditions Precedent to Obligations of the Purchaser.....10
   Section 5.2 Conditions Precedent to Obligations of the Company.......11

Article VI TERMINATION..................................................12

   Section 6.1 Termination by Mutual Consent............................12
   Section 6.2 Termination by the Company or the Purchaser..............12

Article VII MISCELLANEOUS...............................................12

   Section 7.1 Fees and Expenses........................................12
   Section 7.2 Entire Agreement.........................................13
   Section 7.3 Notices..................................................13
   Section 7.4 Indemnification..........................................14
   Section 7.5 Arbitration..............................................14
   Section 7.6 Amendments; Waivers......................................14
   Section 7.7 Headings.................................................14
   Section 7.8 Successors and Assigns...................................14
   Section 7.9 No Third Party Beneficiaries.............................14
   Section 7.10 Governing Law...........................................14
   Section 7.11 Survival................................................15
   Section 7.12 Counterpart Signatures..................................15


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   Section 7.13 Publicity...............................................15
   Section 7.14 Severability............................................15
   Section 7.15 Remedies................................................15

Exhibit A........Certificate of Designation
Exhibit B........Form of Opinion of internal counsel to Century Aluminum Company
Exhibit C........Certificate of Officers of Century Aluminum Company




                                       ii
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     CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, dated as of March 30, 2001
(this "Agreement"), by and between Century Aluminum Company, a Delaware corporation (the "Company"), and Glencore AG, a Swiss company (the "Purchaser").

     WHEREAS, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire shares of the Company's 8% Cumulative Convertible Preferred Stock, $0.01 par value per share (the "Preferred Stock").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

     Section 1.1 Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Business Day" shall mean a day (other than a Saturday or Sunday) on which commercial banks are open for business in London, Switzerland and New York.

     "Certificate of Designation" shall have the meaning set forth in Section 2.1(a).

     "Closing" shall have the meaning set forth in Section 2.1(b).

     "Closing Date" shall have the meaning set forth in Section 2.1(b).

     "Common Stock" shall mean the Company's common stock, par value $0.01 per share.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Financial Statements" shall have the meaning set forth in Section 3.1(j).

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, encumbrance, charge or security interest of any kind in or on such asset or the revenues or income thereon or therefrom.


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     "Material Adverse Effect" shall have the meaning set forth in Section
3.1(a).

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Offering Circular" shall mean the Preliminary Offering Circular dated March 9, 2001 relating to the Senior Secured Mortgage Notes of the Company due 2008.

     "Per Share Consideration" shall have the meaning set forth in Section
2.1(a).

     "Person" shall mean an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

     "Preferred Stock" shall have the meaning set forth in the recitals hereto.

     "Purchase Price" shall have the meaning set forth in Section 2.1(a).

     "SEC" shall mean the U.S. Securities and Exchange Commission.

     "SEC Documents" shall have the meaning set forth in Section 3.1(j).

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Shares" shall have the meaning set forth in Section 2.1(a).

     "Subsidiaries" shall have the meaning set forth in Section 3.1(a).

     "Underlying Shares" shall mean the shares of Common Stock into which the Shares are convertible in accordance with the terms hereof and the Certificate of Designation.

                                   ARTICLE II

                               PURCHASE OF SHARES

     Section 2.1 Purchase of Shares; Closing. (a) Subject to the terms and conditions herein set forth, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company on the Closing Date 500,000 shares of the Preferred Stock (the "Shares"), which shall have the respective rights, preferences and privileges set forth in Exhibit A hereto (the "Certificate of Designation") for an aggregate purchase price of US$25,000,000 (the "Purchase Price"); and a per share price of US$50 (the "Per Share Consideration").

     (b) The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Curtis, Mallet-Prevost, Colt & Mosle LLP immediately following the execution hereof, or at such other time and/or place as the Purchaser and the Company may agree, provided, however, in no case shall the Closing take place later than April 30, 2001. The date of the Closing is hereinafter referred to as the "Closing Date".

     (c) At the Closing, (i) the Company shall deliver to the Purchaser (A) one or more stock certificates representing the Shares purchased hereunder, registered in the name of


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the Purchaser and (B) all other documents, instruments and writings required to have been delivered at or prior to Closing by the Company pursuant to this Agreement and (ii) the Purchaser shall deliver to the Company (A) the Purchase Price in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company at least two Business Days prior to the Closing and (B) all other documents, instruments and writings required to have been delivered at or prior to Closing by the Purchaser pursuant to this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

     (a) Organization and Qualification. The Company and each of its subsidiaries on the date hereof (the "Subsidiaries") is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, has not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, operations, assets or prospects of the Company and the Subsidiaries, taken as a whole, or on the ability of the Company to consummate the transactions contemplated hereby (a "Material Adverse Effect").

     (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     (c) Capitalization. Subject to the vesting of additional performance share units, the authorized, issued and outstanding capital stock of the Company is as set forth in the SEC Documents. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are entitled to preemptive or similar rights. Other than additional option grants in an aggregate of not more than 25,000 options and except as disclosed in the SEC Documents, other than the Shares, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or


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exchangeable for, or giving any Person any right to subscribe for or acquire any shares of capital stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock, or securities or rights convertible or exchangeable into shares of capital stock of the Company. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, bylaws or other constituent documents. Other than as set forth in the SEC Documents or the Offering Circular, there are no outstanding rights (other than those of which have been satisfied) which permit the holder thereof to cause the Company to file a registration statement under the Securities Act or which permit the holder thereof to include securities of the Company in a registration statement filed by the Company under the Securities Act, and there are no outstanding agreements or other commitments which otherwise relate to the registration of any securities of the Company under the Securities Act. All securities of the Company heretofore issued and sold by the Company were issued and sold in compliance with all applicable Federal and state securities laws. Assuming that the representations and warranties of the Purchaser set forth in Section 3.2 are true and correct, the offering, issuance and sale of the Shares and the Underlying Shares will be exempt from the registration requirements of the Securities Act and applicable state securities laws.

     (d) Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable. The Company has and at all times while the Shares are outstanding will maintain an adequate reserve of shares of Common Stock to enable it to perform its obligations under this Agreement and the Certificate of Designation. When issued in accordance with the terms hereof and the Certificate of Designation, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable. The issuance of the Shares and the Underlying Shares will not be subject to any pre-emptive rights or similar rights with respect to such Shares or such Underlying Shares.

     (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party), or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiaries is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company or any Subsidiary is bound or affected.

     (f) Consents and Approvals. Except for the filing of the Certificate of Designation and any required approvals under the HSR Act, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority having jurisdiction over the Company or other Person in connection with (i) the execution, delivery and performance by the Company of this Agreement, (ii) the valid and lawful


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authorization, issuance, sale and delivery of the Shares or (iii) the valid and lawful authorization, reservation, issuance, sale and delivery of the Underlying Shares.

     (g) Litigation; Proceedings. Except as disclosed in the SEC Documents, there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties before or by any court, arbitral tribunal or panel, or governmental or administrative agency or regulatory authority (Federal, State, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of this Agreement, the Shares or the Underlying Shares, (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or
(iii) could reasonably be expected to, individually or in the aggregate, materially impair the ability of the Company to perform fully and on a timely basis its obligations under this Agreement.

     (h) No Default or Violation. Neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as could not reasonably be expected to have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitral tribunal, panel or governmental body, except for such violations as could not reasonably be expected to have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) reasonably be expected to have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under this Agreement.

     (i) Private Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Shares under the Securities Act) which might subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.

     (j) SEC Documents. The Company has filed with the SEC all reports and registration statements and other filings required to be filed by it under the rules and regulations of the SEC, for the two years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Documents") on a timely basis. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company, including the notes thereto, included in the SEC Documents (the "Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and were prepared in accordance with generally accepted


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accounting principles applied on a basis consistent throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Financial Statements fairly present the financial condition and operating results of the Company and its Subsidiaries at the dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal year-end adjustments). There has been no change in the Company's accounting policies except as described in the notes to the Financial Statements.

     (k) Absence of Certain Charges.

     Except as otherwise disclosed in the SEC Documents or the Offering Circular, since December 31, 2000, there has not been:

     (i) Any material change in the assets, liabilities, financial condition, business or results of operations of the Company and its Subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business which could not reasonably be expected to, either individually or in the aggregate, constitute a Material Adverse Effect;

     (ii) Any change in the contingent obligations of the Company or its Subsidiaries, whether by way of guaranty, endorsement, indemnity, warranty or otherwise, except such changes as could not reasonably be expected to, either individually or in the aggregate, constitute a Material Adverse Effect;

     (iii) Any damage, destruction or loss, whether or not covered by insurance, which could reasonably be expected to have a Material Adverse Effect;

     (iv) With the exception of payments of cash dividends, any declaration, setting aside or payment of any dividend or other distribution of the assets or securities of the Company in respect of outstanding capital stock of the Company;

     (v) Any material contract entered into by the Company or any of its Subsidiaries, other than in the ordinary course of business and as provided to the Purchaser, or any material amendment or termination of, or default under, any material contract to which the Company or any of its Subsidiaries is a party or by which any of them are bound;

     (vi) Any commitment or agreement by the Company or any of its Subsidiaries to do any of the things described in the preceding clauses (i) through (v); or

     (vii) Any other event or condition of any character that has had or that could reasonably be expected to have a Material Adverse Effect.

     Section 3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

     (a) Organization; Authority. The Purchaser is a corporation duly and validly existing and in good standing under the laws of Switzerland. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and


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otherwise to carry out its obligations hereunder. The purchase of the Shares by the Purchaser hereunder has been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

     (b) Consents and Approvals. The Purchaser is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority having jurisdiction over the Purchaser or other Person in connection with the execution, delivery and performance by the Purchaser of this Agreement.

     (c) Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Purchaser, threatened against the Purchaser before or by any court, arbitral tribunal or panel, or governmental or administrative agency or regulatory authority (Federal, State, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of this Agreement or (ii) could reasonably be expected to, individually or in the aggregate, materially impair the ability of the Purchaser to perform fully and on a timely basis its obligations under this Agreement.

     (d) Investment Intent. The Purchaser is acquiring the Shares and the Underlying Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or Underlying Shares or any part thereof or interest therein in violation of the Securities Act, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares or Underlying Shares under an effective registration statement under the Securities Act and in compliance with applicable State securities laws or in a transaction exempt from, or outside the scope of such registration requirements.

     (e) Purchaser Status. At the time the Purchaser was offered the Shares, it was, and at the date hereof, it is, and at the Closing Date, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

     (f) Experience of Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

     (g) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is, and at the Closing Date it will be, able to afford a complete loss of such investment.

     (h) Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the


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offering of the Shares and the merits and risks of investing in the Shares, (ii)
access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Common Stock, and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Shares.

                                   ARTICLE IV

                         OTHER AGREEMENTS OF THE PARTIES

     Section 4.1 Transfer Restrictions. If the Purchaser should decide to dispose of any of the Shares to be purchased by it hereunder (and upon conversion thereof, any Underlying Shares), the Purchaser understands and agrees that it may do so only (i) pursuant to an effective registration statement under the Securities Act, (ii) to the Company or (iii) pursuant to an available exemption from or in a transaction not subject to registration under the Securities Act. In connection with any transfer of any Shares other than pursuant to an effective registration statement or to the Company, the Company may require that the transferor of such Shares provide to the Company, at the transferor's expense, an opinion of counsel experienced in the area of United States securities laws selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Shares under the Securities Act or any State securities laws.

     The Purchaser agrees to the imprinting of the following legend on certificates representing the Shares:

     NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, THEY MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

     The legend set forth above may be removed if and when the Shares represented by such certificate or the Underlying Shares, as the case may be, are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States securities laws such legend is no longer required under applicable requirements of the Securities Act or any state securities laws. The stock certificates representing the Shares and the Underlying Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when, in the opinion of counsel to the Company experienced in the area of the applicable securities laws, such legends are no longer required under the applicable requirements of such securities laws. The Company

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agrees that it will provide the Purchaser, upon request, with a substitute stock certificate or certificates, free from such legend at such time as such legend is determined to be no longer applicable. The Company makes no representation, warranty or agreement as to the availability, now or hereafter, of any exemption from registration under the Securities Act with respect to any resale of Shares or Underlying Shares.

     Section 4.2 Furnishing of Information. As long as the Purchaser owns any Shares, if requested, the Company will promptly furnish to it all reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act (or if the Company is not at the time required to file reports pursuant to such sections, unaudited quarterly and audited annual financial statements prepared in accordance with generally accepted accounting principles).

     Section 4.3 Notice of Certain Events. The Company shall (i) advise the Purchaser promptly after obtaining knowledge thereof, and, if requested by the Purchaser, confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of the Shares or the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, (ii) use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of the Shares or the Common Stock under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Shares or the Common Stock under any such laws, use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     Section 4.4 Blue Sky Laws. The Company shall cooperate with the Purchaser in connection with the qualification of the Shares and the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and to continue such qualification at all times; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified.

     Section 4.5 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Shares or Underlying Shares to the Purchaser.

     Section 4.6 Filing of Reports. For so long as the Company is subject to the filing requirements of the Exchange Act, the Company shall timely file with the SEC all reports required to be filed by it under the Exchange Act.

     Section 4.7 Furnishing of Rule 144A Materials. The Company shall, for so long as any of the Shares or Underlying Shares remain outstanding and during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to any registered holder of Shares or Underlying Shares in connection with any sale thereof and any prospective purchaser

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of such Shares or Underlying Shares from such Person, the following information in accordance with Rule 144A(d)(4) under the Securities Act: a brief statement of the nature of the business of the Company and the products and services it offers and the Company's most recent audited balance sheet and profit and loss and retained earnings statements, and similar audited financial statements for such part of the two preceding fiscal years as the Company has been in operation.

     Section 4.8 Solicitation Materials. The Company has not and shall not solicit any offer to buy or sell the Shares or Underlying Shares by means of any form of general solicitation or advertising.

     Section 4.9 Matters Affecting Purchaser's Rights. From the date hereof through the Closing Date, the Company shall not and shall cause the Subsidiaries not to, without the consent of the Purchaser, (i) amend its Certificate of Incorporation, bylaws or other constituent documents so as to adversely affect any rights of the Purchaser; (ii) split, combine or reclassify its outstanding capital stock; (iii) other than the payment of a cash dividend, declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock; or (iv) enter into any agreement with respect to any of the foregoing.

     Section 4.10 HSR Act Filings. If a filing is required under the HSR Act in connection with the issuance of the Shares or the Underlying Shares, the Company shall, as expeditiously as possible, prepare and file, and shall cooperate with the Purchaser in its preparation and filing of, any documents required under the HSR Act.

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING

     Section 5.1 Conditions Precedent to Obligations of the Purchaser. The obligation of the Purchaser to purchase the Shares is subject to the satisfaction or waiver by the Purchaser, at or prior to the Closing, of each of the following conditions:

     (a) Legal Opinion. The Purchaser shall have received the legal opinion, addressed to it and dated the Closing Date, form the internal legal counsel for the Company, substantially in the form of Exhibit B;

     (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except that representations and warranties that are made as of a specific date need be true only as of such date);

     (c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

     (d) No Material Adverse Effect. Since the date of the financial statements included in the Company's last filed Annual Report on Form 10-K, no event which could reasonably be expected to have a Material Adverse Effect shall have occurred;

(e) No Prohibitions. The purchase
of and payment for the Shares (and upon conversion thereof, the Underlying Shares) hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation;

(f) Company
Certificates. The Purchaser shall have received a certificate substantially in the form of Exhibit C, dated the Closing Date, signed by the Secretary or an Assistant Secretary of the Company and certifying (i) that attached thereto is a true, correct and complete copy of (A) the Company's Certificate of Incorporation, as amended to the date thereof and (B) resolutions duly adopted by the Board of Directors of the Company, or committee thereof, authorizing the execution and delivery of this Agreement and the issuance and sale of the Shares and the Underlying Shares;

     (g) No Suspensions of Trading in Common Stock. Trading in the Common Stock shall not have been suspended by the SEC or the NASD or other exchange or market on which the Common Stock is listed or quoted (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company);

     (h) Delivery of Stock Certificates. The Company shall have delivered to the Purchaser the stock certificate(s) representing the Shares, registered in the name of the Purchaser;

     (i) Filing of Certificate of Designation. The Company shall have filed with the Secretary of State of the State of Delaware, the Certificate of Designation in the form attached hereto as Exhibit A;

     (j) Acquisition Agreement. The Company and the Purchaser shall have entered into the Acquisition Agreement for the sale by the Company to the Purchaser of a 20% undivided interest in certain of the assets and properties of the Hawesville Aluminum Reduction Facility; and

     (k) Note Offering. Simultaneously with the Closing, the Company shall have completed the offering of its Senior Secured First Mortgage Notes due 2008 and shall have consummated the acquisition of MetalsCo. and related assets.

     Section 5.2 Conditions Precedent to Obligations of the Company. The obligation of the Company to issue and sell the Shares hereunder is subject to the satisfaction or waiver by the Company, at or prior to the Closing, of each of the following conditions:

     (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except that representations and warranties that are made as of a specific date need be true only as of such date);

     (b) No Prohibitions. The purchase of and payment for the Shares (and upon conversion thereof, the Underlying Shares) hereunder shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation;

     (c) Acquisition Agreement. The Purchaser and the Company shall have entered into the Acquisition Agreement for the sale by the Company to the Purchaser of a 20% undivided interest in certain of the assets and properties of the Hawesville Aluminum Reduction Facility; and

     (d) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

                                   ARTICLE VI

                                   TERMINATION

     Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual consent of the Company and the Purchaser.

     Section 6.2 Termination by the Company or the Purchaser. This Agreement may be terminated prior to the Closing by either the Company or the Purchaser, by giving written notice of such termination to the other party, if:

     (a) the Closing shall not have occurred by April 30, 2001; provided that the terminating party is not then in material breach of its obligations under this Agreement in any manner that shall have caused the failure referred to in this paragraph (a);

     (b) there shall be in effect any statute, rule, law or regulation that prohibits the consummation of the Closing or if the consummation of the Closing would violate any non-appealable final judgment, order, decree, ruling or injunction of any court of or governmental authority having competent jurisdiction; or

     (c) there shall have been an amendment to the Securities Act or the rules and regulations promulgated thereunder or an interpretive release promulgated or issued thereunder, which, in the reasonable judgment of the terminating party, would materially adversely affect or prohibit without registration under the Securities Act the transactions contemplated hereby.

                                   ARTICLE VII

                                  MISCELLANEOUS

     Section 7.1 Fees and Expenses. The Company shall pay all stamp and other similar taxes and duties levied in connection with the issuance of the Shares (and upon conversion thereof, the Underlying Shares) pursuant hereto. The Purchaser shall be responsible for its own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement. Whether or not the transactions contemplated by this

Agreement are consummated or this Agreement is terminated, the Company shall pay
(i) all costs, expenses, fees and all taxes incident to and in connection with:
(A) the preparation and filing of the Certificate of Designation and all preliminary and final Blue Sky memoranda, (B) the issuance and delivery of the Shares and the certificates for the Shares, and upon conversion thereof, the Underlying Shares and the certificates for the Underlying Shares (including 50% of all costs and expenses in connection with any filings required under the HSR
Act), and (C) furnishing such copies of the SEC Documents and all other information filed with the SEC and all amendments and supplements thereto or the information required to be delivered under Section 4.7 hereof, as the case may be, as may reasonably be requested for use in connection with resales of the Shares and, upon conversion thereof, the Underlying Shares, and (ii) all reasonable fees and expenses of the counsel and accountants of the Purchaser incurred by the Purchaser in connection with the negotiation, preparation, execution and delivery of this Agreement.

     Section 7.2 Entire Agreement. This Agreement, together with the Exhibits, hereto contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

     Section 7.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by certified or registered mail, postage prepaid, return receipt requested, or delivered to a nationally recognized next business day courier for delivery on the next business day, or by facsimile, with a copy sent as aforesaid and in any instance addressed as follows:

                  If to the Company:

                  Century Aluminum Company
                  2511 Garden Road
                  Building A Suite 200
                  Monterey, CA  93940
                  Fax:  831-642-9328
                  Attn:  Gerald J. Kitchen, Esq.

                  If to the Purchaser:

                  Glencore AG
                  Baarermattstrasse 3
                  P.O. Box 666
                  CH-6341 Baar
                  SWITZERLAND
                  Attn:  Chief Financial Officer


or such other address as may be designated in writing hereafter, in the same manner, by such person.

     Section 7.4 Indemnification. The Company shall indemnify, defend and hold harmless the Purchaser from and against all liabilities, losses, and damages (with the exception of consequential, special, indirect and punitive damages), together with all reasonable costs and expenses related thereto (including, without limitation, reasonable legal and accounting fees and expenses), which arise out of, result from or relate to any misrepresentation or breach by the Company of, or any failure by the Company to perform, any of its representations, warranties, covenants, obligations or agreements in this Agreement, the Certificate of Designation or any other instrument furnished by, or on behalf of, the Company under this Agreement. Notwithstanding anything to the contrary contained in this Section 7.4, the Company's liability under this Section shall not exceed US$25,000,000 plus the reasonable costs and expenses incurred by the Purchaser under this Section 7.4. Section

     7.5 Arbitration. All controversies, claims, differences or disputes arising under, relating to or connected with this Agreement shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). The parties agree that such arbitration (i) shall take place in New York, New York, U.S.A., (ii) shall be before a panel of three (3) arbitrators chosen in accordance with the AAA Rules, and (iii) shall be conducted in the English language. The award in any such arbitration shall be final, binding and conclusive; and judgment thereon may be entered in any court of competent jurisdiction.

     Section 7.6 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     Section 7.7 .Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     Section 7.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, including each other Person who shall become a registered holder of the Shares or the Underlying Shares transferred to such holder by the Purchaser or its permitted transferees and their respective legal representatives, successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.

     Section 7.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     Section 7.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

     Section 7.11 Survival. The representations and warranties of the Company and the Purchaser contained in Article III and the agreements and covenants of the parties contained in Article IV and this Article VII shall survive the Closing (or any earlier termination of this Agreement) and any conversion or transfer of the Shares hereunder.

     Section 7.12 Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     Section 7.13 Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, unless such press release or public statement is required by law, in which case, the parties shall consult with each other to the extent practical under the circumstances regarding the text of such press release or public statement.

     Section 7.14 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     Section 7.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under this Agreement and the Company will be entitled to specific performance of the obligations of the Purchaser hereunder. Each of the Company and the Purchaser agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above. CENTURY ALUMINUM COMPANY


                     By:     /s/ Gerald J. Kitchen
                             -----------------------------------------
                             Name: Gerald J. Kitchen
                             Title: Executive Vice President,
                                    General Counsel and Chief
                                      Administrative Officer

GLENCORE AG




By:  /s/ Josef Bermann     Zbynek Zak
     ---------------------------------
Name:   Josef Bermann      Zbynek Zak
Title:  Director           Director